Exhibit 99.1
FOR IMMEDIATE RELEASE:

DATE: October 21, 2019

Investor Relations	Media Relations
CONTACT: Kelly Boyer	CONTACT: Lori Lecker
PHONE: 412-248-8287	PHONE: 412-248-8224
kelly.boyer@kennametal.com	lori.lecker@kennametal.com
Kennametal Provides Preliminary Fiscal 2020 First Quarter Results and Revises Full Year Outlook

PITTSBURGH, October 21, 2019 – Kennametal Inc. (NYSE: KMT) today announced preliminary results for the first quarter of fiscal 2020 with sales of approximately $518 million, a decline of approximately 12 percent from the prior year, reflecting further slowing of market conditions primarily in the general engineering, energy and transportation end markets. Organic sales decline is approximately 11 percent.
In addition to the more challenging market conditions, temporary but expected cost factors also negatively affected profitability compared to the first quarter of fiscal 2019. Those costs primarily included higher raw material costs which are expected to abate in the second half of fiscal 2020, and certain simplification/modernization-related expenses. Earnings per diluted share (EPS) for the quarter is expected to be approximately $0.08 as reported and approximately $0.17 as adjusted.
“Our first quarter results are well below our expectations as market conditions deteriorated more significantly than we anticipated across all regions, and primarily in the general engineering, energy and transportation end markets,” said Christopher Rossi, President and CEO. “We are revising our full year outlook to reflect these results and an expected delay in the global recovery of the transportation and energy end markets."
Rossi continued, "This challenging macro environment necessitates a focused response on the things we can control. This includes adjusting production levels based on lower demand and controlling costs. We continue to expect positive free operating cash flow, and the strength of our balance sheet allows us to continue executing our simplification/modernization improvements as planned. At the same time, we remain on-track to complete the previously-announced structural cost reductions, including the proposed closures of three manufacturing locations and a distribution center. We are determined to transform the company and drive significantly improved profitability beginning in the second half."

Revised Fiscal 2020 Outlook

The Company is revising its outlook for fiscal 2020 as follows:

	Revised Outlook	Previous Outlook
Organic sales (decline) growth	(9)% - (5)%	(2)% - 2%
Adjusted effective tax rate	22% - 24%	21% - 23%
Adjusted EPS	$1.70 - $2.10	$2.80 - $3.20
Capital spending	$240M - $260M	$240M - $260M
Free operating cash flow (FOCF)	$20M - $50M	$75M - $100M

First Quarter Conference Call and Webcast Information

The Company will host its first quarter fiscal 2020 earnings call on Tuesday, November 5, 2019. The press release and presentation will be available on the Company's website after market close on Monday, November 4, 2019.
Details of the conference call and webcast are as follows:

When:	Tuesday, November 5, 2019 at 8:00 a.m. ET
Hosts:	Christopher Rossi, President and Chief Executive Officer
Damon Audia, Vice President and Chief Financial Officer
Webcast: The conference call will be broadcast via real-time audio on the Kennametal website at www.kennametal.com. Once on the homepage, select "About Us", "Investor Relations", and then "Events".
Webcast replay: A replay of the call will be available on the Company's website on the Investor Relations/Events page beginning on November 5, 2019 at 10:00 a.m. through December 3, 2019.
This earnings release contains non-GAAP financial measures. Reconciliations and descriptions of all non-GAAP financial measures are set forth in the tables that follow.

Certain statements in this release may be forward-looking in nature, or “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements that do not relate strictly to historical or current facts. For example, statements about Kennametal’s outlook for earnings, sales volumes, cash flow, capital expenditures and effective tax rate for fiscal year 2020 and our expectations regarding future growth and financial performance are forward-looking statements. Any forward-looking statements are based on current knowledge, expectations and estimates that involve inherent risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, our actual results could vary materially from our current expectations. There are a number of factors that could cause our actual results to differ from those indicated in the forward-looking statements. They include: downturns in the business cycle or the economy; our ability to achieve all anticipated benefits of restructuring, simplification and modernization initiatives; risks related to our foreign operations and international markets, such as currency exchange rates, different regulatory environments, trade barriers, exchange controls, and social and political instability; changes in the regulatory environment in which we operate, including environmental, health and safety regulations; potential for future goodwill and other intangible asset impairment charges; our ability to protect and defend our intellectual property; continuity of information technology infrastructure; competition; our ability to retain our management and employees; demands on management resources; availability and cost of the raw materials we use to manufacture our products; product liability claims; integrating acquisitions and achieving the expected savings and synergies; global or regional catastrophic events; demand for and market acceptance of our products; business divestitures; labor relations; and implementation of environmental remediation matters. Many of these risks and other risks are more fully described in Kennametal’s latest annual report on Form 10-K and its other periodic filings with the Securities and Exchange Commission. We can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.

About Kennametal
With over 80 years as an industrial technology leader, Kennametal Inc. delivers productivity to customers through materials science, tooling and wear-resistant solutions. Customers across aerospace, earthworks, energy, general engineering and transportation turn to Kennametal to help them manufacture with precision and efficiency. Every day approximately 10,000 employees are helping customers in more than 60 countries stay competitive. Kennametal generated nearly $2.4 billion in revenues in fiscal 2019. Learn more at www.kennametal.com. Follow @Kennametal: Twitter, Instagram, Facebook, LinkedIn and YouTube.

NON-GAAP RECONCILIATIONS (UNAUDITED)

In addition to reported results under generally accepted accounting principles in the United States of America (GAAP), the following financial highlight tables include, where appropriate, a reconciliation of adjusted results including: diluted EPS and consolidated organic sales decline - which are non-GAAP financial measures - to the most directly comparable GAAP financial measures. Adjustments include restructuring and related charges. For those adjustments that are presented ‘net of tax’, the tax effect of the adjustment can be derived by calculating the difference between the pre-tax and the post-tax adjustments presented. The tax effect on adjustments is calculated by preparing an overall tax calculation including the adjustments and then a tax calculation excluding the adjustments. The difference between these calculations results in the tax impact of the adjustments.
Management believes that presentation of these non-GAAP financial measures provides useful information about the results of operations of the Company for the current and past periods. Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the Company. These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures. Investors are cautioned that non-GAAP financial measures used by management may not be comparable to non-GAAP financial measures used by other companies. Reconciliations and descriptions of all non-GAAP financial measures are set forth in the disclosures below.
Reconciliations to the most directly comparable GAAP financial measures for the following forward-looking non-GAAP financial measures for the full fiscal year of 2020 have not been provided, including but not limited to: adjusted EPS, adjusted ETR, organic sales growth (decline) and FOCF. The most comparable GAAP financial measures are earnings per share, ETR, sales growth (decline) and net cash flow from operating activities, respectively. Because the non-GAAP financial measures on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors - including, but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, gains or losses on the potential sale of businesses or other assets, restructuring costs, asset impairment charges, gains or losses from early extinguishment of debt, the tax impact of the items above and the impact of tax law changes or other tax matters - reconciliations to the most directly comparable forward-looking GAAP financial measures are not available without unreasonable effort.

THREE MONTHS ENDED SEPTEMBER 30, 2019 (UNAUDITED)
EPS	$0.08
Restructuring and related charges	0.09
Adjusted EPS	$0.17

Organic Sales Decline
Organic sales decline is a non-GAAP financial measure of sales decline (which is the most directly comparable GAAP measure) excluding the impacts of acquisitions, divestitures, business days and foreign currency exchange from year-over-year comparisons. Management believes this measure provides investors with a supplemental understanding of underlying sales trends by providing sales decline on a consistent basis.

ORGANIC SALES DECLINE (UNAUDITED)	Three Months Ended September 30, 2019
Organic sales decline	(11)%
Foreign currency exchange impact (1)	(2)
Business days impact (2)	1
Sales decline	(12)%
(1) Foreign currency exchange impact is calculated by dividing the difference between current period sales at prior period foreign exchange rates and prior period sales by prior period sales.
(2) Business days impact is calculated by dividing the year-over-year change in weighted average working days (based on mix of sales by country) by prior period weighted average working days.

Free Operating Cash Flow (FOCF)
FOCF is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities (which is the most directly comparable GAAP financial measure) less capital expenditures plus proceeds from disposals of fixed assets. Management considers FOCF to be an important indicator of the Company's cash generating capability because it better represents cash generated from operations that can be used for dividends, debt repayment, strategic initiatives (such as acquisitions) and other investing and financing activities.